Exhibit 99.1
Xos, Inc. Reports Fourth Quarter and Full Year 2022 Results
Revenue increased more than six times year-over-year
Deliveries in 2022 were up by 525% to 275 units
Expects to begin delivering gross margin positive units in the second quarter of 2023
LOS ANGELES, CA – March 29, 2023 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the fourth quarter and year ended December 31, 2022.
Full Year Highlights:
•2022 revenue improved significantly to $36.4 million from $5.0 million for 2021.
•Deliveries of 275 units in 2022 compared to 44 deliveries in 2021, to leading companies within the parcel delivery, uniform and linen rentals, and food and beverage industries, such as UniFirst, FedEx Ground independent service providers, and Merchants Fleet.
•Continue to develop and execute on plan to achieve positive gross margins at a unit level by mid-2023, including strategic price increases, optimization of operations, direct material cost reduction, and continued scale of deliveries.
•Expanded the offering of Xos Energy Solutions, the Company’s suite of charging hardware and services, with the introduction of a suite of Xos DC Fast Chargers to get more commercial fleets into EVs
•Increased service and dealership partnerships to 39 total locations across North America, which now include Thompson Truck Center, LLC, Yancey Bros. Co., Foley Equipment Company, W.W. Williams, and Gabrielli Truck Sales.
•Subsequent to year end, announced a 150-vehicle purchase order from returning customer Loomis.
•Subsequent to year end, introduced the Next-Generation 2023 Stepvan, that will reduce direct materials costs, strengthen gross margins, and enable greater savings in total cost of ownership for fleet operators.
Dakota Semler, Chief Executive Officer of Xos, commented, “2022 was a year of important milestones for advancing the Xos brand, as our team was able to lay the foundation for growth in both deliveries and revenue. We remain focused on helping commercial fleets deploy EVs across their operations, as demand for our stepvans increases due to fleet replacement needs and EV-friendly regulations that will drive EV adoption in 2023 and beyond. In 2022, we added over 800 signed Stepvan orders to our backlog, including a 30-unit order from uniform rental provider Alsco. We remain on track to be gross margin positive at a unit level by mid-2023. The wide appeal of our product line and the diversification of our customer base is expected to support continued demand for Xos in the future.”
“While the supply chain has continued to show signs of improvement, our focus from an operational standpoint remains on cost reduction in procurement of parts, as well as logistics,” said Giordano Sordoni, Chief Operating Officer of Xos. “We are also beginning to see the early-stage benefits of consolidating manufacturing at our Tennessee facility, and we are ready to scale production of our Next-Generation 2023 Stepvan, which is designed to reduce direct material costs and strengthen our gross margins.”
Fourth Quarter and Full Year 2022 Financial Highlights

	Quarter ended		Years ended 31 December,
(in millions)	31 Dec 2022	30 Sep 2022	2022	2021
Revenue	$8.6	$11.0	$36.4	$5.0
Gross loss	$8.0	$10.8	$30.0	$2.4
Non-GAAP gross loss(1)	$3.0	$5.5	$16.4	$1.4
Net loss (income)	$19.7	$20.0	$73.3	($23.4)
Loss from operations	$25.9	$31.1	$111.3	$53.2
Non-GAAP operating loss(1)	$19.5	$24.6	$92.5	$50.5
Inventories	$57.5	$62.0	$57.5	$30.9
Cash equivalents, restricted cash and marketable debt securities(2)	$89.3	$109.2	$89.3	$168.7
____________________________
(1) For further information about how we calculate Non-GAAP Gross Loss and Non-GAAP Operating Loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
(2) Includes cash, cash equivalents, restricted cash, and marketable debt securities, available-for-sale.
2023 Outlook:
Xos is providing the following outlook for 2023 as follows:

2023
Unit Deliveries	450 to 600 units
Revenue	$58.5 to $84.0 million
Non-GAAP Operating Loss	$52.8 to $80.0 million

Kingsley Afemikhe, Chief Financial Officer of Xos, added, “Demand for our EV stepvans and solutions remains robust, driven by supporting secular trends for commercial fleet electrification and strong order intake from both existing and new customers. The momentum we gained during 2022 has carried into 2023 and as a result, we expect to deliver strong revenue growth of approximately 95% year-over-year at the midpoint of the range.”
Mr. Afemikhe continued, “We are in a strong position to support the growth of the business with a healthy balance sheet, and have sufficient capital to get us through 2023 and into 2024. We are confident that as we grow volumes and get to positive gross margin, we are confident that we will have a range of options to raise additional capital and sustain growth.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Cautionary Statement Regarding Forward-Looking Statements”. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details:
Management will host a conference call and webcast to discuss these financial results at 4:30 p.m. Eastern Daylight Time / 1:30 p.m. Pacific Daylight Time today. The presentation is open to all interested parties and may include forward-looking information.

Date/Time:	Wednesday, March 29, 2023, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1594140&tp_key=fecc44d4f0
U.S. Toll-Free Dial In:	1-844-826-3033
International Dial In:	1-412-317-5185
Conference ID:	9123957
To access the call, please dial in approximately ten minutes before the start of the call.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, April 12, 2023. To access the replay, please call 844-512-2921 or 412-317-6671 (International) and enter confirmation code 10174969. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Xos, Inc.
Xos is a leading technology company, fleet services provider, and original equipment manufacturer of Class 5 through Class 8 battery-electric vehicles. Xos’ vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ consolidated financial results. Xos’ non-GAAP financial measures include Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss, which are defined below.

“Operating Cash Flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.

“Non-GAAP Operating Loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP Gross Loss” is defined as gross loss minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes a forward-looking outlook for Non-GAAP Operating Loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for Non-GAAP Operating Loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for 2023.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2023; expectations and timing related to manufacturing quality, production yields, product deployments and launches; sufficiency of existing cash reserves; customer acquisition and order metrics; and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2022	December 31, 2021
(in thousands, except part value)
Assets
Cash and cash equivalents	$35,631	$16,142
Restricted cash	3,044	3,034
Accounts receivable, net	8,238	3,353
Marketable debt securities, available-for-sale - short-term	50,648	94,696
Inventories	57,540	30,883
Prepaid expenses and other current assets	8,100	17,850
Total current assets	163,201	165,958
Property and equipment, net	18,581	7,426
Right-of-use assets, net	6,555	-
Marketable debt securities, available-for-sale - long-term	-	54,816
Other non-current assets	1,599	506
Total assets	$189,936	$228,706

Liabilities and Stockholders’ Equity
Accounts payable	$2,896	$10,122
Current portion of convertible debt, net	26,849	-
Derivative liabilities	405	-
Other current liabilities	15,616	5,861
Total current liabilities	45,766	15,983
Earn-out share liability	564	29,240
Common stock warrant liability	661	7,496
Convertible debt, net	19,870	-
Other non-current liabilities	11,000	1,594
Total liabilities	77,861	54,313
Commitment and Contingencies
Stockholders’ Equity (Deficit)
Common Stock $0.0001 par value, authorized 1,000,000 shares, 168,817 and 163,137 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	17	16
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	-	-
Additional paid in capital	190,215	178,851
Accumulated deficit	(77,418)	(4,093)
Accumulated other comprehensive loss	(739)	(381)
Total stockholders’ equity	112,075	174,393
Total liabilities and stockholders’ equity	$189,936	$228,706

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues	$8,571	$3,302	$36,376	$5,048
Cost of Goods Sold	16,546	5,735	66,405	7,410
Gross (Loss) Margin	(7,975)	(2,433)	(30,029)	(2,362)

Operating Expenses
General and administrative	10,102	8,462	41,093	27,197
Research and development	6,186	13,210	30,679	20,077
Sales and marketing	1,656	1,346	9,547	3,519
Total Operating Expenses	17,944	23,018	81,319	50,793

Loss from Operations	(25,919)	(25,451)	(111,348)	(53,155)

Other income (expense), net	(3,356)	121	(4,835)	38
Change in fair value of derivative instruments	5,059	12,468	14,184	18,498
Change in fair value of earn-out shares liability	4,534	24,303	28,682	72,505
Write off of subscription receivable	-	-	-	(379)
Realized loss on debt extinguishment	-	-	-	(14,104)
(Loss) income before provision for income taxes	(19,682)	11,441	(73,317)	23,403
Provision for income taxes	5	2	8	2
Net (loss) income	$(19,687)	$11,439	$(73,325)	$23,401
Other comprehensive (loss) income
Marketable debt securities, available-for-sale Change in net unrealized gain (loss), net of tax of $0, for the years ended December 31, 2022 and 2021	477	(381)	(358)	(381)
Total comprehensive (loss) income	$(19,210)	$11,058	$(73,683)	$23,020

Net (loss) income per share
Basic	$(0.12)	$0.07	$(0.44)	$0.22
Diluted	$(0.10)	$0.07	$(0.40)	$0.22
Weighted average shares outstanding
Basic	168,028	162,991	165,253	105,568
Diluted	194,685	164,947	174,382	107,786

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss:
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash used in operating activities	$(22,363)	$(35,760)	$(127,960)	$(88,895)
Purchases of property and equipment	(2,215)	(1,572)	(14,113)	(4,915)
Free-Cash Flow	$(24,578)	$(37,332)	$(142,073)	$(93,810)

Non-GAAP Operating Loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended Sep 30,
(in thousands)	2022	2021	2022	2021	2022
Loss from operations	$(25,919)	$(25,451)	$(111,348)	$(53,155)	$(31,139)
Stock-based compensation	1,471	1,653	5,222	1,658	1,281
Inventory write-downs	361	1,004	5,661	1,004	3,309
Physical inventory and other adjustments	4,584	-	7,948	-	1,933
Non-GAAP Operating Loss	$(19,503)	$(22,794)	$(92,517)	$(50,493)	$(24,616)

Non-GAAP Gross Loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended Sep 30,
(in thousands)	2022	2021	2022	2021	2022
Gross loss	$(7,975)	$(2,433)	$(30,029)	$(2,362)	$(10,751)
Inventory write-downs	361	1,004	5,661	1,004	3,309
Physical inventory and other adjustments	4,584	-	7,948	-	1,933
Non-GAAP Gross Loss	$(3,030)	$(1,429)	$(16,420)	$(1,358)	$(5,509)